UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 15, 2010

H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53539	80-0149096
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of	Identification No.
incorporation)

7220 N.W. 7TH STREET

PLANTATION, FL 33317

(Address of principal executive offices) (Zip Code)

954-792-0067

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Item 3.02          Unregistered Sales of Equity Securities.

On April 15, 2010, H&H Imports, Inc. (“H&H”) entered into a definitive merger agreement (the “Merger Agreement”) to acquire TV Goods Holding Corporation (“TV Goods”), a Florida-based privately held direct response (“DR”) marketing company, pursuant to which TV Goods will be merged with a subsidiary of H&H and continue its business as a wholly owned subsidiary of H&H.

Under the terms of the Merger Agreement, the TV Goods shareholders will receive shares of H&H common stock such that the TV Goods shareholders would own approximately 98% of the total shares of H&H to be issued and outstanding following the merger.

The transaction has been approved by the boards of directors of H&H and TV Goods and requires the approval of the TV Goods shareholders and satisfaction of other conditions to closing. Accordingly, investors are advised that there can be no assurance that the acquisition will be completed. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement which will be filed with the Securities and Exchange Commission as an exhibit to registrant’s next quarterly report on Form 10-Q.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H & H IMPORTS, INC.

By: /s/ Francis A. Rebello

Francis A. Rebello

President and Chief Executive Officer

Date:  April 18, 2010